SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): April 12, 2003

SYNAVANT INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-30822	22-2940965
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

3445 Peachtree Road

Suite 1400

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 841-4000

(Registrant’s telephone number, including area code)

None.

(Former name or Former Address if

Changed Since Last Report)

Item 5.    Other Events.

                On April 12, 2003, Synavant Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Cegedim, S.A., a French corporation (“Cegedim”), and Jivago Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Cegedim (“Purchaser”). The Merger Agreement provides for the commencement by Purchaser of a tender offer to purchase for cash all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”) at a price of $2.30 per Share net to the seller in cash, without interest, subject to the satisfaction of the conditions set forth in the Merger Agreement (the “Tender Offer”) and, following the purchase of the Shares pursuant to the Tender Offer and subject to the conditions set forth in the Merger Agreement, a merger (the “Merger”) of Purchaser into the Company. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding Share, other than Shares as to which dissenters’ rights have been duly asserted and perfected under the Delaware General Corporation Law and Shares held by the Company, Cegedim, Purchaser or any other subsidiary of Cegedim, will be converted into the right to receive $2.30 per Share in cash, without interest (the “Merger Consideration”). Shares that are held by the Company as treasury stock and any Shares owned by Cegedim, Purchaser or any other subsidiary of Cegedim will be canceled and retired and will cease to exist and no Merger Consideration will be delivered in exchange therefor.

                Pursuant to the Merger Agreement, the Company issued Cegedim a promissory note in the original principal amount of $900,000 for Cegedim’s out-of-pocket costs and expenses associated with the Merger Agreement and the transactions contemplated by it (the “Note”).  The Merger Agreement is filed herewith as Exhibit 99.1. The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement.

                The Merger Agreement also contains a number of representations, warranties and covenants by the parties. The Tender Offer and the Merger are subject to a number of conditions, and the Merger Agreement may be terminated under certain circumstances, all as set forth in the Merger Agreement.

                The Company has also entered into that certain Amendment No. 1 to Rights Agreement (the “Rights Amendment”), dated as of April 12, 2003, between the Company and Equiserve Trust Company, N.A., as Rights Agent, to provide that the provisions of the Rights Agreement would not be triggered by the execution and delivery of the Merger Agreement or the consummation of either the Tender Offer or the Merger. The Rights Amendment is filed herewith as Exhibit 99.2. The description of the Rights Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such amendment.

                In addition, in accordance with a waiver letter dated April 11, 2003 (the “Waiver Letter”), CapitalSource Finance, LLC (“CapitalSource”) has agreed to waive any event of default arising under the Revolving Credit and Security Agreement dated March 31, 2003 between the Company and CapitalSource (the “Credit Agreement”) and any other provision of the Credit Agreement restricting the execution of the Merger Agreement, the Note or any of the transactions contemplated thereby. The Waiver Letter is filed herewith as Exhibit 99.3.

                On April 12, 2003, the Company issued a press release announcing the execution of the Merger Agreement. The April 12, 2003, press release is filed herewith as Exhibit 99.4. On April 14,

2003, the Company issued a press release revising the April 12, 2003 press release to include an additional legend. The April 14, 2003 press release is filed herewith as Exhibit 99.5.

Item 7.    Financial Statements, Pro Forma Financial Information And Exhibits.

(c)           Exhibits

99.1                           Agreement and Plan of Merger dated April 12, 2003, by and among Synavant Inc., Cegedim, S.A. and Jivago Acquisition Corporation.

99.2                           Amendment No. 1 to Rights Agreement, dated April 12, 2003, by and between Synavant Inc. and Equiserve Trust Company, N.A.

99.3                           Waiver Letter dated April 11, 2003.

99.4                           Press Release dated April 12, 2003.

99.5                           Press Release dated April 14, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAVANT INC.

Date: April 14, 2003	/s/ Wayne P. Yetter
Wayne P. Yetter
Chief Executive Officer